EXHIBIT 11.1
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                                  AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARY

                               STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE
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                                                                                       Year Ended
                                                                                      December 31,
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                                                                              2000                   1999
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
Net Loss                                                                  $(2,033,793)           $(1,677,583)
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Cumulative Preferred Stock Dividend                                           (14,631)               (17,717)
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Beneficial Conversion Preferred Stock Dividend
                                                                                                    (468,750)
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                                                                          $(2,048,424)           $(2,164,050)
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Weighted Average Common Shares Outstanding                                  4,540,847              3,638,983
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Adjustments  to Reflect  Requirements  of the  Securities and Exchange
Commission SAB 83:
Common Stock issued to director within this period
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Common Shares Issued to Acquire Omega Metals, Inc.
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Total Weighted Average Number of Common Shares and Equivalents              4,540,847              3,638,983
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Net Loss Per Common Share                                                 $      (.45)           $      (.59)
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